June 24, 2009

U.S. Securities and Exchange Commission                                                                       Audit · tax · Advisory
Office of the Chief Accountant                                                                                             Grant Thornton LLP
100 F Street, NE                                                                                                                 245 Peachtree Center Avenue, Suite 300
Washington, DC 20549                                                                                                        Atlanta, GA 30303-1257

                                                                                                                                          T 404.330.2000
                                                                                                                                                                                                                                                                                    F 404.330.2047
                                                                                                                                                                                                                                                                                    www.GrantThornton.com

Re:    HSW International, Inc.
File No. 001-33720

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of HSW International, Inc. dated June 19, 2009, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP